UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☑ Definitive Proxy Statement.
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☐ Soliciting Material under §240.14a-12.

KIRKLAND’S, INC.
(Name of Registrant as Specified in its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Robert E. Alderson
President and Chief Executive Officer

April 30, 2010

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders. The meeting will be held on June 7, 2010 at 1:30 p.m. Central Time at The Crescent Club, 6075 Poplar Avenue, 9th Floor, Memphis, Tennessee. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting.

If you plan to attend the meeting and you hold your shares in registered form and not through a bank, brokerage firm or other nominee, please mark the appropriate box on your proxy card. If you plan to attend and your shares are held by a bank, brokerage firm or other nominee, please send written notification to our Investor Relations Department, Kirkland’s, Inc., 2501 McGavock Pike, Suite 1000, Nashville, Tennessee, 37214, Attention: Lowell E. Pugh II, and enclose evidence of your ownership (such as a letter from the bank, brokerage firm or other nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.

I look forward to seeing you on June 7.

Sincerely,

Robert E. Alderson

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 7, 2010
1:30 p.m. Central Daylight Time
The Crescent Club
6075 Poplar Avenue, 9th Floor
Memphis, Tennessee

April 30, 2010

Dear Shareholder:

You are invited to the Annual Meeting of Shareholders of Kirkland’s, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Elect two directors, Murray M. Spain and Ralph T. Parks, each for a term of three years;

•	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and

•	Vote on any other business properly brought before the meeting.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 7, 2010.

The proxy statement and the annual report to shareholders are available at http://media.integratir.com/KIRK/annual _ meeting _ material.html.

By order of the Board of Directors,

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

IMPORTANT

You will not be admitted to the Annual Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of Kirkland’s common stock or proof that you hold a valid proxy from a stockholder who held Kirkland’s common stock as of the record date of the Annual Meeting.

Registration will begin at 1:00 p.m., Central Time. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting. If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Kirkland’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy). For information on requirements relating to voting your shares in person at the Annual Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.

Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

i

I. INFORMATION ABOUT VOTING

Solicitation of Proxies

Our Board of Directors is soliciting proxies for use at our annual meeting of shareholders to be held on June 7, 2010 (the “Annual Meeting”) and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ending January 30, 2010 (“fiscal 2009”) on or about April 30, 2010.

Agenda Items

The agenda for the Annual Meeting is to:

1. Elect two directors;

2. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and

3. Conduct other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 9, 2010. You will have one vote for each share of Common Stock. As of April 9, 2010, there were 19,803,747 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Broker Non-Votes

A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. Pursuant to recent regulatory changes, the uncontested election of directors is no longer considered a discretionary matter, but the ratification of auditors is still a discretionary matter. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors or the ratification of our auditors, no votes will be cast on your behalf with respect to the election of directors, but your broker or nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of our selection of E&Y as our independent registered public accounting firm. Shares with respect to which brokers do not have authority to vote may still be counted in determining whether a quorum is present.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:
Kirkland’s, Inc.
2501 McGavock Pike, Suite 1000
Nashville, TN 37214
Attention: Lowell E. Pugh II
           Vice President, General Counsel and Secretary

; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

Directors are elected by a plurality vote of shares present in person or represented by proxy at the Annual Meeting. The ratification of E&Y as our independent registered public accountants for fiscal 2010, and other actions properly presented at the Annual Meeting, are approved if the votes cast in favor of the action exceed the votes cast opposing the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our charter or bylaws. Shares represented by proxies that withhold authority to vote for the election of directors will not be counted in the election of directors in favor of any nominee. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NOMINATED BY THE COMPANY.

II. THE PROPOSALS TO BE VOTED ON

Proposal 1 — Election of Directors

Our Board of Directors consists of three classes of directors, including one class of three directors and two classes of two directors. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. Currently, there are seven incumbent directors, consisting of three in Class I whose terms will expire at the 2012 Annual Meeting, two in Class II whose terms will expire at this Annual Meeting, and two in Class III whose terms will expire at the 2011 Annual Meeting.

The nominees for director this year are Murray M. Spain and Ralph T. Parks. Information about the nominees, the continuing directors and the Board of Directors is contained in the next section of this proxy statement entitled “Board of Directors.”

The Board of Directors expects that both of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote “FOR” the election of Murray M. Spain and Ralph T. Parks to the Board of Directors.

Proposal 2 — Ratification of Independent Registered Accounting Firm

Our audit committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2010. In deciding to engage E&Y, our audit committee noted that there were no auditor independence issues raised with E&Y.

Our Board of Directors recommends that the shareholders ratify the selection of E&Y as our independent registered public accounting firm. This appointment will be submitted to our shareholders for ratification at the Annual Meeting. The submission of the appointment of E&Y is required neither by law nor by our bylaws. Our Board of Directors is nevertheless submitting it to our shareholders to ascertain their views. If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm will be considered by our Board of Directors. If E&Y shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, our Board of Directors will appoint another independent registered public accounting firm.

Our audit committee reviews audit and non-audit services performed by E&Y, as well as the fees charged by E&Y for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the audit committee and its activities with E&Y can be found in the following sections of this proxy statement: “Board Committees: Audit Committee,” at page 7, and “Audit Committee Report” at page 23. For additional information about E&Y see “Independent Registered Public Accounting Firm” on page 22 of this proxy statement.

Required Vote

The ratification of the selection of E&Y requires the affirmative vote of a majority of votes cast on this matter at the Annual Meeting.

III. BOARD OF DIRECTORS

Nominees for Director

Class II — Term Expiring in 2013

Murray M. Spain

Principal Occupation:  Retired founder of Dollar Express, Inc.

Age:  66

Director Since:  2001

Mr. Spain was the co-founder of Dollar Express, Inc. and acted as its President and Chief Operating Officer from its inception in 1961 until May 2000, when Dollar Express merged with Dollar Tree Stores, Inc. At that time, Dollar Express was a chain of 126 retail stores in five states. Mr. Spain graduated from Temple University with a BA in accounting in 1965. Mr. Spain’s extensive experience in managing a retail business and operating over one hundred stores over 5 states enables him to evaluate our business and identify potential opportunities for growth and improvement.

Ralph T. Parks

Principal Occupation:  President of RT Parks, Inc., a retailer of New Balance® footwear and apparel.

Age:  64

Director Since:  2004

Mr. Parks served as the interim Chief Executive Officer of Heelys, Inc. from February 2008 until May 2008, but has otherwise been retired since 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction, USA, an athletic footwear and apparel retailer. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Mr. Parks also serves on the Board of Directors of Hibbett Sporting Goods, Inc. and the Board of Directors of Heelys, Inc. Mr. Parks’ experience in the retail industry — both in the board room and as an executive officer — contributes to the Board’s ability to assess our performance and to develop appropriate oversight mechanisms and initiatives.

Directors Continuing in Office

Class I — Term Expiring in 2012

Steven J. Collins

Principal Occupation:  Managing Director of Advent International, a private equity investment firm.

Age:  41

Director Since:  2004

Mr. Collins has been a director of Kirkland’s, Inc. since November 2004. Mr. Collins is a Managing Director of Advent International. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins served as Kirkland’s Chief Financial Officer from January 1997 to February 1998 and its Treasurer from January 1998 to December 1998. Before joining Kirkland’s, Mr. Collins was an Associate at Advent International from 1995 to 1997. Mr. Collins also serves on the Board of Directors of Amscan Holdings, Inc. and several privately held businesses and served on the board of lululemon athletica inc. through June 2009. Mr. Collins received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. Mr. Collins brings substantial retail experience to our Board (from his role at lululemon athletica inc. in particular), and contributes insight into appropriate Board roles and corporate governance issues based on the directorships he has held and continues to hold.

R. Wilson Orr, III

Principal Occupation:  Chairman of the Board of Kirkland’s; Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s.

Age:  47

Director Since:  1996

Mr. Orr has been Chairman of our Board of Directors since March 2006. Since 1993, Mr. Orr has been a Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s. He joined SSM Corporation in 1988 as a Vice President. From 1984 to 1988, he worked in corporate lending at Chemical Bank. Mr. Orr’s background in private equity and corporate lending enables him to contribute to the Board’s long-term strategic planning.

Miles T. Kirkland

Principal Occupation:  Senior Research Analyst and Associate Portfolio Manager with Mastrapasqua Asset Management, a private asset management firm.

Age:  39

Director Since:  2008

Since 2007, Mr. Kirkland has been a Senior Research Analyst and Associate Portfolio Manager with Mastrapasqua Asset Management, a private asset management firm. He joined Mastrapasqua Asset Management in 2000 as a Research Analyst. Before joining Mastrapasqua, he spent three years working with Kirkland’s in store operations. He received a B.A. in English from The University of the South in 1994 and an M.B.A. from Vanderbilt University Owen Graduate School of Management in 2000; Mr. Kirkland is also a CFA Charterholder. Mr. Kirkland brings to the Board his experience as an employee of Kirkland’s (in store operations), as well as his general business experience, which enable him to accurately assess our performance and advise on new strategies.

Class III — Term Expiring in 2011

Robert E. Alderson

Principal Occupation:  President and Chief Executive Officer of Kirkland’s

Age:  63

Director Since:  1986

Mr. Alderson has been a Director of Kirkland’s since September 1986 and has been Chief Executive Officer of Kirkland’s since February 2006. He also served as Chief Executive Officer of Kirkland’s from March 2001 to May 2005. He currently serves as President of Kirkland’s, and he also served as President from February 2006 to March 2006 and as President from November 1997 to May 2005. He served as Chief Operating Officer of Kirkland’s from November 1997 through March 2001 and as Senior Vice President of

Kirkland’s since joining in 1986 through November 1997. He also served as Chief Administrative Officer of Kirkland’s from 1986 to 1997. Prior to joining Kirkland’s, Mr. Alderson was a senior partner at the law firm of Menzies, Rainey, Kizer & Alderson. Mr. Alderson represents our management and their views to the Board; his deep understanding of our business from his 24 years of experience with Kirkland’s enables him to keep the Board fully informed of developments throughout the Company.

Carl T. Kirkland

Principal Occupation:  Retired Founder of Kirkland’s, Inc.

Age:  69

Director Since:  1966

Mr. Kirkland has served as a director of the Company since he co-founded Kirkland’s in 1966 and he served as Chief Executive Officer from 1966 through March 2001 and President from 1966 through November 1997. Mr. Kirkland also served as Chairman of the Board from June 1996 to November 2004. He has over 40 years of experience in the retail industry. Mr. Kirkland also serves on the Board of Directors of Hibbett Sporting Goods, Inc. Mr. Kirkland brings to the Board a knowledge of the history and evolution of Kirkland’s from its inception; his experience as a long-standing director of another retailer, Hibbett Sporting Goods, also informs his understanding of the business and its place in the context of the retail sector.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight Role

The Board of Directors of the Company is led by a Chairman of the Board and chairmen of the various Board committees. The Company has determined that it is appropriate for the Chairman of the Board to be an independent director, so that the same person does not fill the roles of chairman and chief executive officer. While such a dual role is permitted, the Company desires to establish a measure of board independence by appointing an independent director to serve as Chairman of the Board. If the CEO or another insider ever serves as Chairman of the Board in the future, we would anticipate that a Lead Independent Director, elected by the independent directors, would preside over executive sessions of the independent directors. In addition to preserving the independence of the Board of Directors as a whole, each of the committees of the Board of Directors is chaired by an independent director (and is comprised only of independent directors), in accordance with applicable exchange rules.

The Audit Committee of the Board of Directors takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks. Furthermore, the Board, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed. Finally, the Compensation Committee of the Board reviews any risks associated with the Company’s compensation practices. In the Compensation Committee’s view, our compensation policies do not encourage risk-taking, in part because the compensation packages are weighted towards long-term vesting equity as opposed to cash or immediately vested equity awards.

Meetings

During fiscal 2009, the Board of Directors held 4 regular meetings. All directors other than Murray M. Spain attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. Six members of the Board of Directors attended the 2009 annual meeting of shareholders.

Independence

Consistent with the listing standards of The Nasdaq Stock Market (“Nasdaq”) and the regulations promulgated by the Securities and Exchange Commission (“SEC”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that the following directors, constituting a majority of the Company’s directors, are independent directors within the meaning of the applicable Nasdaq listing standards: Steven J. Collins, Carl T. Kirkland, R. Wilson Orr, III, Ralph T. Parks, Miles T. Kirkland, and Murray M. Spain. The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Shareholder Communications

The Board of Directors provides a process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Kirkland’s, Inc., c/o Kirkland’s Secretary, 2501 McGavock Pike, Suite 1000, Nashville, TN 37214. The Company will forward all mail received at the Company’s corporate office that is addressed to the Board of Directors or any member of the Board. On a periodic basis, all such communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.

Committees

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” The principal duties of the Audit Committee, among other things, are to:

•	review and reassess the adequacy of the Audit Committee and its charter not less than annually and recommend any proposed changes to the Board for consideration and approval;

•	review with management and the Company’s independent public accountants the Company’s audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements;

•	meet periodically with management and the Company’s independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used;

•	obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient;

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants;

•	adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	establish, review and update policies for approving related party transactions; and monitor implementation of such policies.

•	review and approve any transactions between the Company and related parties.

Members:  Mr. Orr (Chairman), Mr. Parks, Mr. Miles T. Kirkland, and Mr. Spain. All of the members of the Audit Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the SEC’s rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. Because the Board of Directors believes that the current members of the Company’s Audit Committee are qualified to carry out all of the duties and responsibilities of the Company’s Audit Committee, the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an audit committee financial expert.

Number of Meetings in fiscal 2009:  9

Compensation Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” Under the terms of its charter, the Compensation Committee is directly responsible for establishing compensation policies for our executive officers. The principal duties of the Compensation Committee, among other things, are to:

•	review and recommend to the Board of Directors the annual salary, bonus, stock compensation and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer;

•	review and provide recommendations to the Company regarding compensation and bonus levels of other members of senior management;

•	review and recommend to the Board of Directors new executive compensation programs;

•	grant awards under our equity incentive plans and establish the terms thereof;

•	review and recommend to the Board of Directors the terms of any employment agreement executed by the Company with an executive officer of the Company;

•	review and recommend to the Board of Directors the appropriate structure and amount of compensation for the Directors;

•	review and approve material changes in the Company’s employee benefit plans; and

•	where applicable, employ a compensation consultant that reports directly to the committee to assist in the evaluation of our executive compensation programs.

Members:  Mr. Collins (Chairman), Mr. Spain and Mr. Orr. All of the members of the Compensation Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

Number of Meetings in fiscal 2009:  3

Governance and Nominating Committee

The Board of Directors has adopted a written charter that outlines the duties of the Governance and Nominating Committee. A copy of this charter is available at www.kirklands.com by clicking on “Investor Relations” and then clicking on “Corporate Governance.” The principal duties of the Governance and Nominating Committee, among other things, are to:

•	Review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and committee membership;

•	identify and recommend potential candidates for election or re-election to the Board of Directors;

•	implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders; and

•	review and recommend to the Board of Directors the appropriate structure of Board committees, committee assignments and the position of chairman of each committee.

Members:  Mr. Parks (Chairman), Mr. Orr and Mr. Spain. All of the members of the Governance and Nominating Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

Number of Meetings in fiscal 2009:  1

Director Nomination Process

The Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. The Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in compliance with the procedures outlined on page 25 under the heading “Shareholder Proposals for the 2011 Annual Meeting.” The Governance and Nominating Committee applies the same criteria to nominees recommended by shareholders as discussed above.

We value diversity, but do not assign any particular weight or priority to any particular factor. We consider each individual candidate in the context of the current perceived needs of the Board as a whole.

In identifying prospective director candidates, the Governance and Nominating Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Governance and Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Governance and Nominating Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, our Board focuses primarily on the information discussed in each director’s biographical information set forth on pages 4 — 6. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business endeavors, which further qualify them for service as members of the Board.

In 2010, this process resulted in the Governance and Nominating Committee’s recommendation to the Board, and the Board’s nomination, of the two incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

Board of Directors Compensation

Retainer and Fees for Employee Directors

Any director who is also one of our employees does not receive any additional compensation for his or her service as a director of Kirkland’s.

Retainer and Fees for Non-employee Directors

Cash Compensation.  Until fiscal 2010, each director who was not also one of our employees has been paid an annual retainer of $20,000, as well as $1,000 for each board meeting attended in person. In addition to the foregoing retainer and meeting fees, our non-employee Chairman of the Board has been entitled to receive an additional annual retainer of $30,000.

Equity Compensation.  Until fiscal 2010, each non-employee director has received an annual grant of a fully vested, non-qualified stock option to purchase 5,000 shares of Common Stock. In addition, our non-employee Chairman of the Board received a one-time grant of a fully vested, non-qualified stock option to purchase 10,000 shares of Common Stock upon his initial election as Chairman. The exercise price of each grant was set at the fair market value of Common Stock on the grant date and the options were exercisable for up to 10 years from the date granted.

Board Committees.  Until fiscal 2010, each non-employee director who was a member of our Audit Committee has been paid an annual retainer of $2,000 and the Chairman of the Audit Committee has been paid an additional annual retainer of $2,500. Each non-employee director who was a member of our Compensation Committee has been paid an annual retainer of $1,000 and the Chairman of the Compensation Committee has been paid an additional annual retainer of $1,000. Each non-employee director who was a member of the Governance and Nominating Committee has been paid an annual retainer of $500 and the Chairman of the Governance and Nominating Committee has been paid an additional retainer of $500. Each non-employee director who was a member of the Audit Committee and the Compensation Committee has also received an additional $500 for each committee meeting attended in person.

After consideration of the Company’s compensation policy for non-employee directors, and comparison of this policy to the policies of other peer companies, the Compensation Committee approved the following compensation for non-employee directors for their service effective commencing in fiscal 2010:

Cash Compensation.  Each non-employee director will be paid an annual retainer of $30,000, as well as $1,000 for each board meeting attended in person. In addition to the foregoing retainer and meeting fees, our non-employee Chairman of the Board is entitled to receive an additional annual retainer of $30,000.

Equity Compensation.  On the date of each Annual Meeting of Shareholders, each person serving as a non-employee director at the conclusion of the meeting will receive an annual grant of 4,000 restricted stock units (“RSUs”), each representing the right to receive one share of our common stock. The RSUs will vest one year from the date of grant (or pro rata if the director at the time of any termination of director service prior to the one year anniversary of the date of grant).

Board Committees.  Each non-employee director who is a member of our Audit Committee will be paid an annual retainer of $10,000 and the Chairman of the Audit Committee will receive an annual retainer of $20,000. Each non-employee director who is a member of our Compensation Committee will receive an annual retainer of $7,500 and the Chairman of the Compensation Committee will be paid an annual retainer of

$15,000. Each non-employee director who is a member of the Governance and Nominating Committee will be paid an annual retainer of $2,500 and the Chairman of the Governance and Nominating Committee will receive an annual retainer of $5,000.

Director Compensation Table

The following table provides information about all compensation earned in fiscal 2009 by the individuals who served on our Board of Directors:

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)(1)	($)

Murray M. Spain	27,000	25,150	52,150
Ralph T. Parks	28,500	25,150	53,650
Steven J. Collins	28,000	25,150	53,150
R. Wilson Orr, III	63,000	25,150	88,150
Miles T. Kirkland	24,000	25,150	49,150
Robert E. Alderson	—	—	—
Carl T. Kirkland	24,000	25,150	49,150

(1)	As a part of our Board of Directors compensation package, each non-employee member of the Board of Directors was granted 5,000 options on June 8, 2009 that were immediately exercisable. The options expire 10 years from the date of the grant. Option awards consist of options to purchase Common Stock of the Company; this column sets forth the aggregate grant date fair value of such awards, calculated pursuant to the provisions of Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) using the Black-Scholes option valuation model. For a discussion of the assumptions used in the Black-Scholes model, please refer to Note 7 of our consolidated financial statements included within our Annual Report on Form 10-K filed with the SEC on April 15, 2010. Because the awards were immediately vested at the grant date, the expense recognized in fiscal 2009 was equal to the aggregate grant date fair value of the awards as set forth above.

The following table shows, as of January 30, 2010, the number of all outstanding stock options held by non-employee directors:

Name	Number

Steven J. Collins	5,000
Carl T. Kirkland	20,000
Miles T. Kirkland	7,500
R. Wilson Orr, III	20,000
Ralph T. Parks	27,500
Murray M. Spain	40,000

V. SECURITY OWNERSHIP OF KIRKLAND’S

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of April 15, 2010 (except as set forth below), the number of shares of Common Stock beneficially owned by:

•	each beneficial owner of more than five percent of our outstanding Common Stock;

•	each of our directors and nominees for director;

•	each of our executive officers listed in the Summary Compensation Table on page 16 below (collectively, the “NEOs” or “named executive officers”); and

•	all of our directors and executive officers as a group.

	Shares Beneficially
	Owned
Name	Number	Percent

Robert E. Alderson(1)	1,007,606	5.1%
W. Michael Madden(2)	150,563	*
Michelle R. Graul(3)	83,186	*
Steven J. Collins(4)	5,000	*
Carl T. Kirkland(5)	2,167,962	10.9%
Miles T. Kirkland(6)	7,500	*
R. Wilson Orr, III(7)	20,038	*
Ralph T. Parks	54,431	*
Murray M. Spain(8)	20,000	*
All executive officers and directors as a group (9 persons)(9)	3,516,286	17.8%

*	Less than one percent of class

(1)	Includes options to purchase 271,624 shares of Common Stock held by Mr. Alderson.

(2)	Includes options to purchase 104,163 shares of Common Stock held by Mr. Madden.

(3)	Includes options to purchase 26,666 shares of Common Stock held by Ms. Graul.

(4)	Includes options to purchase 5,000 shares of Common Stock held by Mr. Collins.

(5)	Includes options to purchase 20,000 shares of Common Stock held by Mr. Kirkland.

(6)	Includes options to purchase 7,500 shares of Common Stock held by Mr. Kirkland.

(7)	Includes options to purchase 20,000 shares of Common Stock held by Mr. Orr.

(8)	Includes options to purchase 20,000 shares of Common Stock held by Mr. Spain.

(9)	Includes options to purchase 474,953 shares of Common Stock.

VI. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Overview

The Compensation Committee of the Board of Directors currently consists of Steven J. Collins (Chairman), Murray M. Spain and R. Wilson Orr, III. During fiscal 2009, the Compensation Committee held 3 meetings and took the following significant actions:

•	discussed, approved and recommended to the Board of Directors the base salary and bonus packages of our named executive officers;

•	established bonus payout levels and targets for Mr. Alderson and Mr. Madden for fiscal 2009; and

•	approved equity grants totaling 597,500 options to management.

Compensation Consultant

In prior years, the Compensation Committee had surveyed retail companies of similar size in order to determine the adequacy and appropriateness of compensation to executives. During fiscal 2006, the compensation committee engaged Mercer Human Resource Consulting, an independent compensation consultant, to evaluate the competitiveness of the Company’s executive compensation program. Based on its evaluation, Mercer then compiled a peer group listing for the Company, which includes:

•	Genesco, Inc.

•	Haverty’s Furniture

•	Party City Corp.

•	Hancock Fabrics, Inc.

•	Wilson’s Leather Experts, Inc.

•	Hibbett Sporting Goods, Inc.

•	Jos. A. Bank Clothiers, Inc.

•	Casual Male Retail Group, Inc.

•	Chattem, Inc.

•	Ethan Allen Interiors, Inc.

•	Cost Plus, Inc.

•	Restoration Hardware, Inc.; and

•	A.C. Moore Arts and Crafts, Inc.

As a result of the 2006 engagement and the data supplied by Mercer, we (i) made adjustments to certain senior management base salaries to ensure competitiveness and aid retention efforts, (ii) adjusted the annual cash incentive plan for senior management to be more heavily-weighted to overall company performance, and (iii) implemented an annual process for considering the granting of stock options or other equity incentives to senior management.

Since that time, the Company’s executive compensation programs have followed the same general approach established in 2006. When the Compensation Committee has made adjustments to those programs, it has generally applied its own judgment rather than new compensation studies. The Compensation Committee did, however, re-engage Mercer in fiscal 2008 in connection with compensation adjustments made in that year, and Mercer then served to validate the soundness of the approach selected by the Compensation Committee (which approach was a refinement of the approach established with Mercer’s input in 2006). Since 2008, the Compensation Committee has, in the course of its deliberations, referred from time to time to updated data from the peer group previously identified by Mercer, but it has not sought additional formal input from Mercer or other consultants.

Accordingly, while the Compensation Committee has sought input from compensation consultants in the past and may do so again in the future, the advice of such consultants is not central to the Company’s executive compensation process or philosophy. Rather, the Company’s executive compensation process and philosophy are driven primarily by the experience and judgment of the Compensation Committee’s members.

Role of Executives in Establishing Compensation

The Compensation Committee approves and recommends to the Board of Directors all compensation and equity awards to our three named executive officers: Robert Alderson, our Chief Executive Officer; W. Michael Madden, our Senior Vice President and Chief Financial Officer; and Michelle R. Graul, our Senior Vice President of Stores and Human Resources (named an executive officer in January 2010). The Compensation Committee reviews the performance of the named executive officers through internal committee discussions and discussions with the executives, and determines the appropriate level of compensation on an annual basis.

Our Chief Executive Officer and Chief Financial Officer regularly attend portions of the Compensation Committee meetings and provide assistance in gathering data and information designed to support the decision-making process of the Compensation Committee. However, the Chief Executive Officer and Chief Financial Officer are excused by the Compensation Committee from such meetings when decisions concerning executive compensation are made. Additionally, the Compensation Committee holds separate meetings outside the presence of management, at which executive compensation decisions are made.

Compensation Philosophy

The philosophy of our compensation programs is centered on the attraction and retention of key retail executives. Compensation packages must be attractive enough to compete nationally for retail talent. Once executives have joined the company, we believe that our compensation programs must provide the appropriate level of incentives in the form of cash and equity to maintain a high level of competitiveness and thereby retain key managers. We offer our executives a combination of cash bonus incentives, equity-based compensation in the form of stock options and restricted stock, and the opportunity to participate in an employee stock purchase plan. We believe these incentive programs align with our overall goal of maximizing our long-term financial results and shareholder value.

Executive pay is structured to consist of the following components:

•	Salary;

•	Cash bonuses; and

•	Equity awards.

The Committee believes that a significant portion of total compensation for our executives should be allocated to equity incentives that align pay with shareholder value. In addition, cash bonuses are available to reward executives for achieving company performance goals and individual goals that contribute to increasing the value of the company.

Base Salary

The Compensation Committee strives to ensure that the base salary of company executives and senior management is at or approaching the market median for each position. We benchmark base salaries to those of our peers to ensure that we remain competitive. The base salary levels for our named executive officers also reflect upon individual performance and responsibility. Based upon the review of peer group data, the base salary levels approved by the Compensation Committee for named executive officers are at or slightly below the average salary levels of the peer group.

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program has been designed to provide a short-term incentive to our executives based upon pre-determined performance goals for the company and each individual executive. The Compensation Committee determines the amount of the target bonus annually for each executive expressed as a percentage of base salary.

For fiscal 2009, the bonus targets for the named executive officers were 50% of base salary for Ms. Graul, 75% of base salary for Mr. Madden and 100% of base salary for Mr. Alderson. These bonus targets were determined by the Compensation Committee by reference to our review of the 2008 peer group analysis performed by our compensation consultant. For fiscal 2009, the bonuses for Mr. Alderson and Mr. Madden were based entirely on Company performance goals. Ms. Graul became a named executive officer in January 2010, after her fiscal 2009 bonus targets had already been determined by our Chief Executive Officer. Therefore, her fiscal 2009 bonus was based on both an individual goal and a Company performance goal. The payout of Ms. Graul’s fiscal 2009 bonus was approved by the Compensation Committee since she was a named executive officer at that time. Ms. Graul’s fiscal 2010 bonus targets will be determined by the Compensation Committee and any bonus payable to Ms. Graul relating to fiscal 2010 will be based entirely on Company performance goals. Ms. Graul’s fiscal 2009 bonus was based on the following:

Individual goals = 25% of total bonus opportunity
Company performance goals = 75% of total bonus opportunity

In prior years, Company performance was measured based upon the achievement of a specified level of earnings before adjustments for interest, taxes, depreciation, and amortization (determined without regard to the expenses associated with the payment of bonuses under the 2008 Incentive Plan) (“EBITDA”) as determined through our annual budgeting process. The annual budget is approved by the Board of Directors at the beginning of the fiscal year. For fiscal 2009, the Board determined that Company performance should be based upon the achievement of a specified level of earnings before adjustments for interest and taxes (“EBIT”). The change to EBIT was driven by the Compensation Committee’s belief in using a metric that is more closely aligned to bottom line earnings and provides a measure of asset productivity by including depreciation and amortization in the measurement of performance.

The company performance goal is structured such that a 70% payout of the company performance target is attained upon achieving 70% of the EBIT goal. No payout is earned for company performance below 70% of EBIT level. For performance between 70% of the EBIT target and 150% of the EBIT target, an equal percentage payout is earned by the executive on the company performance portion of the bonus plan.

Calculation of the company performance bonus earned by each executive was based on the final audited financial statements. The Committee does reserve the right to adjust the company performance target for extraordinary and non-recurring events after it has been established; however, it has not done so during the last three fiscal years. The Compensation Committee may also award discretionary bonuses from time to time to recognize significant achievements and service to the Company, but did not do so in fiscal 2009.

The Company’s financial results for fiscal 2009 represented a significant improvement over prior year results, the strongest earnings performance for the Company since going public in 2002, and the return to an EBIT margin performance that is near the top in the home décor sector of retail. The non-equity incentive plan compensation of our named executive officers during 2009 (Mr. Alderson and Mr. Madden, see page 16) was based entirely on the achievement of company financial performance goals, namely certain levels of EBIT. Given the level of performance the Company achieved during fiscal 2009, these incentive bonuses were maximized at 150% of the individual’s bonus target. These results demonstrate the effectiveness of the Company’s bonus and non-equity incentive plans, which are designed to support the Company’s overall goal of maximizing long-term financial results and shareholder value.

Stock Options and Equity Awards

Equity awards are evaluated on an annual basis and upon the hiring of selected senior executives. Special circumstances may dictate an equity award grant on a one-time basis other than in connection with a new hire, but these situations are rare. There were no such special circumstances and related equity grants in fiscal 2009. The exercise price of each equity award is based on the closing price of our common stock on the date of the grant (if not a business day, the immediately preceding business day) as defined under our 2002 Equity Incentive Plan. For newly hired employees receiving equity awards, the grant of such award occurs on the later of the first day of employment or upon Compensation Committee approval, with the exercise price being based upon the closing price of our common stock on such date.

The Compensation Committee, in its discretion, evaluates potential equity awards primarily based on the number of shares to be allocated in relation to the number of shares outstanding, with additional consideration given to the value of the award in relation to total compensation. The Committee continually evaluates the type of equity award that is appropriate at the given time in response to changing business conditions with a goal of providing the type of equity award most appropriate to provide the right balance between the incentive for retention and the long-term commitment to improve financial performance and shareholder value. Equity awards have vesting requirements and terms that are similar among the recipients of the awards, providing incentives for employees to stay with the Company and work together to achieve common goals. Stock option awards typically provide for three-year vesting, with one-third vesting on the first anniversary of the grant date, and the remainder vesting over the succeeding eight quarters. Restricted stock unit awards provide for three-year “cliff” vesting. Given his importance to the Company and to encourage his continued service, the grant of 110,000 stock options to Mr. Alderson made on June 8, 2009 carried a vesting term of 2 years with one half of the grant vesting at the first anniversary of the grant date and the remaining half vesting over the succeeding four quarters.

Summary Compensation Table

The following table provides information about all compensation earned in fiscal 2009 by the individuals who served as Chief Executive Officer, Chief Financial Officer, and Senior Vice President of Store Operations and Human Resources. The Company did not have any other named executive officers during fiscal 2009.

						Non-Equity	All Other
					Option	Incentive Plan	Compensation
Name and Principal	Year	Salary	Bonus	Stock Awards	Awards	Compensation	(5)	Total
Position	(1)	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)	($)

Robert E. Alderson,	2009	394,435	—	—	575,300	600,000	41,625	1,611,360
President and Chief	2008	363,825	90,956	45,113	60,000	409,328	33,885	1,003,107
Executive Officer	2007	363,825	—	—	—	—	37,274	401,099
W. Michael Madden,	2009	255,654	—	—	400,500	292,500	7,711	956,365
Senior Vice President and	2008	231,750	43,453	45,113	60,000	195,564	12,187	588,067
Chief Financial Officer	2007	226,971	—	—	—	—	43,717	270,688
Michelle R. Graul	2009	232,915	29,114	—	186,900	132,449	3,961	585,339
Senior Vice President of
Store Operations and HR

(1)	Our fiscal year is comprised of the 52 or 53-week period ending on the Saturday closest to January 31 of each year. Accordingly, fiscal 2009 represented 52 weeks ending on January 30, 2010. Fiscal 2008 represented 52 weeks ending on January 31, 2009. Fiscal 2007 represented 52 weeks ending on February 2, 2008.

(2)	These amounts represent the compensation awarded to each named executive officer in connection with the individual goal component of the cash bonus.

(3)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For additional information about the valuation assumptions with respect to equity awards, refer to note 7 of the financial statements of Kirkland’s, Inc. in its Form 10-K for the year ended January 30, 2010, as filed with the SEC on April 15, 2010.

(4)	These amounts represent the compensation awarded to each named executive officer in connection with the company performance component of the cash bonus.

(5)	Other compensation consists of company benefits and other perquisites. The “All Other Compensation” table further details these items.

All Other Compensation

The following tables provide additional detail for those items listed as “All Other Compensation” in the Summary Compensation Table.

Fiscal 2009

Description	Mr. Alderson	Mr. Madden	Ms. Graul

401(k) Employer Matching Contribution(1)	$2,130	$2,130	$2,130
Non-Qualified Deferred Compensation Plan Employer Matching Contribution(2)	$6,120	$2,920	—
Group Life Insurance(3)	$18	$18	$18
Disability Insurance(4)	$1,443	$1,443	$1,443
Automobile allowance(5)	$1,914	$1,200	$370
Living Expenses(6)	$30,000	—	—

Total	$41,625	$7,711	$3,961

(1)	For fiscal 2009, the Company made a discretionary matching contribution of 50% of the first 6% of compensation for all eligible employees, including executives, subject to IRS limitations.

(2)	This amount represents the difference between the matching contribution actually made to our 401(k) plan and the matching contribution that would have been made to our 401(k) plan, but for certain limitations applicable to qualified plans under the Internal Revenue Code. This amount was contributed to our Non-Qualified Deferred Compensation Plan.

(3)	We provide a certain amount of life insurance coverage for all employees covered by our health insurance plan. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(4)	We provide a certain amount of short-term and long-term disability insurance coverage for all employees. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(5)	During fiscal 2009, Mr. Alderson, Mr. Madden and Ms. Graul were provided with the use of a company-leased vehicle.

(6)	During fiscal 2009, the company paid for part of Mr. Alderson’s condominium expenses in Nashville in lieu of paying for his relocation.

Fiscal 2008

Description	Mr. Alderson	Mr. Madden

401(k) Employer Matching Contribution(1)	$2,378	$2,303
Non-Qualified Deferred Compensation Plan Employer Matching Contribution(2)	—	$2,358
Group Life Insurance(3)	$18	$18
Disability Insurance(4)	$1,443	$1,443
Automobile allowance(5)	$6,297	$6,065
Living Expenses(6)	$23,749	—

Total	$33,885	$12,187

(1)	For fiscal 2008, the Company made a discretionary matching contribution of 50% of the first 6% of compensation for all eligible employees, including executives, subject to IRS limitations.

(2)	This amount represents the difference between the matching contribution actually made to our 401(k) plan and the matching contribution that would have been made to our 401(k) plan, but for certain limitations applicable to qualified plans under the Internal Revenue Code. This amount was contributed to our Non-Qualified Deferred Compensation Plan.

(3)	We provide a certain amount of life insurance coverage for all employees covered by our health insurance plan. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(4)	We provide a certain amount of short-term and long-term disability insurance coverage for all employees. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(5)	During fiscal 2008, Mr. Alderson and Mr. Madden were provided with a monthly automobile allowance related to the use of their personal vehicles.

(6)	During fiscal 2008, the company paid for part of Mr. Alderson’s condominium expenses in Nashville in lieu of paying for his relocation.

Fiscal 2007

Description	Mr. Alderson	Mr. Madden

401(k) Employer Matching Contribution(1)	$2,178	$2,178
Non-Qualified Deferred Compensation Plan Employer Matching Contribution(2)	—	$5,572
Other expenses(3)	$5,286	—
Group Life Insurance(4)	$18	$18
Disability Insurance(5)	$1,323	$1,323
Relocation expenses(6)	—	$22,626
Automobile allowance(7)	$12,000	$12,000
Living Expenses(8)	$16,469	—

Total	$37,274	$43,717

(1)	For fiscal 2007, the Board of Directors approved a discretionary matching contribution of 50% of the first 6% of compensation for all eligible employees, including executives, subject to IRS limitations.

(2)	This amount represents the difference between the matching contribution actually made to our 401(k) plan and the matching contribution that would have been made to our 401(k) plan, but for certain limitations applicable to qualified plans under the Internal Revenue Code. This amount was contributed to our Non-Qualified Deferred Compensation Plan.

(3)	During fiscal 2007, we provided Mr. Alderson reimbursement for certain legal fees incurred in connection with his post-employment benefit arrangement with the Company.

(4)	We provide a certain amount of life insurance coverage for all employees covered by our health insurance plan. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(5)	We provide a certain amount of short-term and long-term disability insurance coverage for all employees. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

(6)	During fiscal 2007, we opened a corporate office in Nashville, Tennessee. Mr. Madden received a relocation package in connection with this move.

(7)	During fiscal 2007, Mr. Alderson and Mr. Madden were provided with a monthly automobile allowance related to the use of their personal vehicle.

(8)	During parts of fiscal 2007, Mr. Alderson was provided with the use of a corporate apartment in Nashville, Tennessee.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information about the outstanding equity awards as of January 30, 2010 for the executive officers named in our Summary Compensation Table.

	Option Awards(1)				Stock Awards(2)
						Market
					Number of	Value of
					Shares or	Shares or
	Number of Securities				Units of	Units of
	Underlying Unexercised		Option		Stock that	Stock that
	Options		Exercise	Option	have not	have not
	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Robert E. Alderson(3)	137,457	—	1.29	11/26/2011
	50,000	—	6.54	5/8/2016
	24,999	25,001	2.03	7/25/2018	22,223	343,568
	—	110,000	8.90	6/8/2019
W. Michael Madden(4)	5,000	—	18.55	8/27/2013
	25,000	—	10.90	3/1/2015
	20,000	—	6.54	5/8/2016
	24,999	25,001	2.03	7/25/2018	22,223	343,568
	—	75,000	8.90	6/8/2019
Michelle R. Graul(5)	25,000	—	11.07	3/30/2015
	15,000	—	6.54	5/8/2016
	—	—	—	—	31,111	480,976
	—	35,000	8.90	6/8/2019

(1)	Other than Mr. Alderson’s June 8, 2009 option grant discussed on page 20 of this Proxy Statement, all options vest according to the following schedule: 33.33% vesting on the first anniversary of the grant date and an additional 8.33% at the end of each of the following eight calendar quarters and expire on the tenth anniversary of the grant date.

(2)	Stock awards set forth in this Proxy Statement vest 100% on the third anniversary of the grant date.

(3)	Mr. Alderson was awarded 137,457 options on November 27, 2001 under our 1996 Executive Incentive and Non-Qualified Stock Option Plan. Mr. Alderson was granted 50,000 options on May 8, 2006 under our 2002 Equity Incentive Plan. Mr. Alderson was granted 50,000 options on July 25, 2008 under our 2002 Equity Incentive Plan. Mr. Alderson was granted 22,223 restricted stock units on July 25, 2008 under our 2002 Equity Incentive Plan. Mr. Alderson was granted 110,000 options on June 8, 2009 under our 2002 Equity Incentive Plan.

(4)	Mr. Madden was granted 5,000 options on August 27, 2003 under our 2002 Equity Incentive Plan. Mr. Madden was granted 25,000 options on March 1, 2005 under our 2002 Equity Incentive Plan. Mr. Madden was granted 20,000 options on May 8, 2006 under our 2002 Equity Incentive Plan. Mr. Madden was granted 50,000 options on July 25, 2008 under our 2002 Equity Incentive Plan. Mr. Madden was granted 22,223 restricted stock units on July 25, 2008 under our 2002 Equity Incentive Plan. Mr. Madden was granted 75,000 options on June 8, 2009 under our 2002 Equity Incentive Plan.

(5)	Ms. Graul was granted 25,000 options on March 30, 2005 under our 2002 Equity Incentive Plan. Ms. Graul was granted 15,000 options on May 9, 2006 under our 2002 Equity Incentive Plan. Ms. Graul was granted 31,111 restricted stock units on July 25, 2008 under our 2002 Equity Incentive Plan. Ms. Graul was granted 35,000 options on June 8, 2009 under our 2002 Equity Incentive Plan.

Employment Arrangements and Post-Employment Compensation and Benefits

We do not maintain a general severance plan, and except as otherwise discussed in this section, there are no provisions for severance or change of control payments for our executive officers. Our 2002 Equity Incentive Plan does not provide for automatic acceleration of vesting or other benefits in the event of a change of control. The Board of Directors may, in its sole discretion, cause all outstanding options to become fully vested and immediately exercisable in the event of a change of control. Except as otherwise discussed in this section, there are no change of control vesting acceleration provisions included with any of our stock compensation grants and any severance payments to named executive officers would be subject to the approval of the Compensation Committee. The details regarding the potential post-employment benefits to which our executive officers are entitled are set forth below.

Robert E. Alderson, President and Chief Executive Officer

In May of 2006, the Compensation Committee approved a letter agreement with our President and Chief Executive Officer, Mr. Alderson, providing for certain severance benefits upon his separation from service with us. Pursuant to this agreement, upon his separation from the Company for any reason, Mr. Alderson will receive a single sum payment equal to the discounted present value of 24 monthly payments equal to 1/12 of his then-annual base salary. Additionally, the agreement provides for the continuation of group health benefits through COBRA or otherwise through the Company until the age of 72. The value of these benefits was reflected in the “All Other Compensation” column of the Summary Compensation Table in 2006. The payment of such benefits is subject to Mr. Alderson providing the Company with a general release of claims in a form reasonably prescribed by the Company.

Assuming one of the following events occurred on January 30, 2010, Mr. Alderson’s payments and benefits have an estimated value of:

	Guaranteed		Value of RSUs	Company-Provided
	Severance	Welfare Benefit	Subject to	Life Insurance
Type of Separation	Benefit(1)	Continuation(2)	Acceleration(3)	Proceeds(4)	Total

Death	$777,708	$33,804	—	$10,000	$821,512
Termination without Cause or resignation for Good Reason	$787,708	$72,656	$181,327	—	$1,041,691
Any other form of separation	$787,708	$72,656	—	—	$860,364

(1)	In the event of that Mr. Alderson separates from the Company for any reason, Mr. Alderson, or his estate, would be entitled to his severance benefit of a lump sum payment equal to the discounted present value of 24 monthly payments, each representing 1/12 of his base salary. If the separation is the result of Mr. Alderson’s death, this severance benefit will be offset by the value of the Company-provided life insurance policy. The amount included represents the discounted present value of a 24 month payment stream based on his annual salary level as of January 30, 2010, offset by the $10,000 value of the Company-provided life insurance policy for Mr. Alderson in the event of death.

(2)	Represents the value of Company payments of premiums related to health insurance for Mr. Alderson and his spouse. The amount has been computed to equal the present value of such estimated payments that will be made until Mr. Alderson reaches the age of 72.

(3)	Represents the value, as of January 30, 2010, of the RSUs that would have vested had Mr. Alderson’s employment been terminated on that date without Cause or by virtue of a resignation for Good Reason (each as defined in the RSU agreement). Upon termination without Cause or resignation for Good Reason, the vesting of Mr. Alderson’s RSUs will accelerate based on the portion of the 36-month vesting period that has passed since the grant date.

(4)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.

W. Michael Madden, Senior Vice President and Chief Financial Officer

In April 2008, the Compensation Committee approved an arrangement with Mr. Madden which provides for certain post-employment benefits in the event of a termination of his employment by us without cause or resignation for good reason. Under these circumstances, Mr. Madden would be entitled to severance pay equal to his then-current base salary and continuation of health benefits through COBRA for a period of six months. The payment of any such benefits would be subject to Mr. Madden providing the Company with a general release of claims in a form reasonably prescribed by the Company.

Assuming one of the following events occurred on January 30, 2010, Mr. Madden’s payments and benefits have an estimated value of:

			Value of
			RSUs	Company-Provided
	Salary	Welfare Benefit	Subject to	Life Insurance
Type of Separation	Continuation	Continuation(1)	Acceleration(2)	Proceeds(3)	Total

Death	—	—	—	$10,000	$10,000
Termination without Cause or resignation for Good Reason	$130,000	$5,858	$181,327	—	$317,185

(1)	Represents the value of Company payments of premiums related to health insurance for Mr. Madden and his family.

(2)	Represents the value, as of January 30, 2010, of the RSUs that would have vested had Mr. Madden’s employment been terminated on that date without Cause or by virtue of a resignation for Good Reason (each as defined in the RSU agreement). Upon termination without Cause or resignation for Good Reason, the vesting of Mr. Madden’s RSUs will accelerate based on the portion of the 36-month vesting period that has passed since the grant date.

(3)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.

Michelle R. Graul, Senior Vice President of Store Operations and Human Resources

When Ms. Graul joined the company in 2005, the Company entered into an Employment Agreement with her, which provides for certain post-employment benefits in the event of a termination of her employment by us without cause or resignation for good reason. Under these circumstances, Ms. Graul would be entitled to severance pay equal to her average total cash compensation received with respect to the three immediately preceding years of employment with the company, and continuation of health benefits through COBRA for a period of one year. Ms. Graul became a named executive officer of the company in January 2010.

Assuming one of the following events occurred on January 30, 2010, Ms. Graul’s payments and benefits have an estimated value of:

			Value of
			RSUs	Company-Provided
	Salary	Welfare Benefit	Subject to	Life Insurance
Type of Separation	Continuation	Continuation(1)	Acceleration(2)	Proceeds(3)	Total

Death	—	—	—	$10,000	$10,000
Termination without Cause or resignation for Good Reason	$223,932	$11,716	$253,848	—	$489,496

(1)	Represents the value of Company payments of premiums related to health insurance for Ms. Graul and her family.

(2)	Represents the value, as of January 30, 2010, of the RSUs that would have vested had Ms. Graul’s employment been terminated on that date without Cause or by virtue of a resignation for Good Reason (each as defined in the RSU agreement). Upon termination without Cause or resignation for Good Reason, the vesting of Ms. Graul’s RSUs will accelerate based on the portion of the 36-month vesting period that has passed since the grant date.

(3)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $10,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.

Perquisites

We do not provide significant perquisites or personal benefits to our executive officers that are not readily available to other employees.

Other Compensation Matters

Stock Ownership Guidelines

We do not have a formal policy in place stipulating levels of share ownership for executives. The Board of Directors and the Compensation Committee encourage employee stock ownership through the granting of equity compensation and through the Company’s Employee Stock Purchase Plan. Additionally, our President and Chief Executive Officer, Mr. Alderson, has a material ownership position in the Company. The Board of Directors and the Compensation Committee will continue to evaluate the lack of a formal policy and guidelines on executive ownership of Company stock.

Compensation Risk Analysis

Our Compensation Committee is keenly aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the Compensation Committee seeks to mitigate such risk by (i) providing a meaningful portion of total compensation in the form of equity incentives that vest over multiple years, and (ii) capping annual cash bonuses for NEO’s at 150%, 112.5% and 68.8% of base salary for Mr. Alderson, Mr. Madden and Ms. Graul, respectively. Each of these elements is intended to encourage an appropriately long-term focus. Moreover, while we have not implemented a stock ownership guideline for our management team, we note that Mr. Alderson, our Chief Executive Officer, already maintains a substantial direct stock ownership position; we believe that his ownership position provides a significant incentive for him to ensure that his actions, and the actions of his team, are focused on the creation of sustainable stockholder value and the avoidance of excessive risk.

VII. RELATED PARTY TRANSACTIONS

Real Estate Lease

The Company leases 11,700 square feet of retail real estate located in the Columns development in Jackson, Tennessee from Vann Drive Partners, a joint venture in which Carl Kirkland, a member of our Board of Directors, and Robert Alderson, our President and Chief Executive Officer and member of our Board of Directors, hold minority equity positions. The term of the lease commenced in May 2004 and continues for an initial period of 5 years, with two 5-year renewal options. The Company exercised the first 5-year renewal option. The lease provides for minimum rental payments of $12,000 per month. The lease also provides for the payment of customary additional charges, including taxes and insurance. In fiscal 2009, the Company paid total rent and ancillary charges under the lease of $163,853. This lease has been reviewed and approved by our Board of Directors and Audit Committee. Management considers the terms of this lease to be at arms length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.

VIII. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during fiscal 2009, all Reporting Persons were in compliance except as follows: Miles Kirkland and Michelle Graul each filed one Form 3 late; and Miles Kirkland, W. Michael Madden, Murray Spain and Steven Collins each filed one Form 4 late, in each case relating to one transaction, other than with respect to Mr. Collins, whose Form 4 related to five option exercises and the sale of the underlying shares.

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“E&Y”) to be the Company’s independent registered public accounting firm for fiscal 2010. Representatives of E&Y are expected to be present at the annual meeting on June 7, 2010 and will be given an opportunity to make a statement if they desire to do so. In addition, representatives of E&Y will be available to respond to appropriate questions at that time.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with E&Y, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 30, 2010 filed with the SEC.

The Audit Committee

R. Wilson Orr, III, Chairman
Ralph T. Parks
Murray M. Spain

Audit and Non-Audit Fees

The aggregate fees billed for services rendered by our current independent registered public accounting firm, E&Y, during fiscal 2009 and during fiscal 2008, were as follows:

	Fiscal 2009	Fiscal 2008

Audit Fees(1):	$610,390	$524,465
Audit-Related Fees(2):	—	—
Tax Fees(3):	261,663	153,321
All Other Fees(4):	—	—

TOTAL	$872,053	$677,786

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, and reviews of the Company’s quarterly financial statements. Audit Fees also include fees billed for professional services rendered for consultation on SEC registration statements and filings and the issuance of consents.

(2)	Audit-Related Fees consist of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4)	All Other Fees consist of fees billed for all other services.

Pre-Approval Policy

The Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

Under the terms of its pre-approval policy, the Audit Committee is required to pre-approve audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved cost level require specific pre-approval by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson and may in the future delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the independence of such independent registered public accounting firm. However, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

Any services to be performed by the independent registered public accounting firm not classified in any of the aforementioned categories must be specifically pre-approved by the Audit Committee.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

Shareholder Proposals for the 2011 Annual Meeting

Shareholders may nominate director candidates and make proposals to be considered at the 2011 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2011 Annual Meeting or any other proposal for consideration at the 2011 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 9, 2011 and April 8, 2011.

In addition to being able to present proposals for consideration at the 2011 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2011 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than December 31, 2010, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

The form of proxy issued with our 2011 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at our 2011 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between March 9, 2011 and April 8, 2011 and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 2501 McGavock Pike, Suite 1000, Nashville, TN 37214, Attention: Lowell E. Pugh II, Vice President, General Counsel and Secretary.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of Corporate Communications, Inc. to assist with our investor relations ad other shareholder communications issues. Corporate Communications, Inc. will assist in the solicitation of proxies and will not receive any additional compensation for these services. Corporate Communications, Inc. may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

KIRKLAND’S, INC.

Proxy Solicited on Behalf of The Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Robert E. Alderson and Lowell E. Pugh II and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held on June 7, 2010, and at any adjournment or postponement thereof.

1. Election of Directors:

☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees: For a three-year term expiring at the 2013 Annual Meeting:	Ralph T. Parks Murray M. Spain

  (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

2. Ratification of the selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal 2010:

☐	FOR
☐	AGAINST
☐	ABSTAIN

Please date and sign our Proxy on the reverse side and return it promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.
Signature of Shareholder
Signature of Shareholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PELASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

KIRKLAND’S, INC.
Proxy Solicited on Behalf of The Board of Directors
The undersigned, revoking all previous proxies, hereby appoints Robert E. Alderson and Lowell E. Pugh II and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held on June 7, 2010, and at any adjournment or postponement thereof.
1.	Election of Directors:
☐	FOR the nominees listed below

☐	WITHHOLD AUTHORITY to vote for the nominees listed below
Nominees: For a three-year term expiring at the 2013 Annual Meeting:
Ralph T. Parks

Murray M. Spain
(Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)
2.	Ratification of the selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal 2010:
☐	FOR

☐	AGAINST

☐	ABSTAIN

Please date and sign our Proxy on the reverse side and return it promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Shareholder

Signature of Shareholder
Date:
NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PELASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.